Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Rush Street Interactive, LP on Form S-8, of our report dated October 7, 2020, relating to the consolidated financial statements of Rush Street Interactive, LP as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
March 8, 2021